L.L. Bradford & Company, LLC

3441 South Eastern Avenue

Las Vegas, Nevada 89109

(702) 735-5030

September 13, 2006

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:  Enable IPC Corporation – Post-effective Amendment No. 1 to Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 1 to Form SB-2 of our report dated April 7, 2006, relating to the financial statements of Enable IPC Corporation.

Sincerely,

/s/ L.L Bradford & Company, LLC

L.L. Bradford & Company, LLC